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                                                                     EXHIBIT 1.1

                        ASPEN INSURANCE HOLDINGS LIMITED

             ORDINARY SHARES, PAR VALUE 0.15144558(CENTS) PER SHARE

                            -----------------------

                             UNDERWRITING AGREEMENT



                                                               December __, 2003

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
UBS Securities LLC
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.
Keefe, Bruyette & Woods, Inc.
   As representatives of the several Underwriters named in Schedule A hereto,

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:


         Aspen Insurance Holdings Limited, a Bermuda company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule A hereto (the "Underwriters") an aggregate of 9,524,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,428,600 additional shares (the "Optional Shares") of ordinary shares, par value 0.15144558(cents) per share ("Stock"), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form F-1 (File No. 333-110435) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and,



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         excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Credit Suisse First Boston LLC and Goldman, Sachs & Co. (together, the "Lead Representatives") expressly for use therein;

                (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Lead Representatives expressly for use therein;



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                   (d) Neither the Company nor any of its subsidiaries has
         sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business (exclusive of reinsurance treaties and insurance policies covering third-party risks) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, the capital or surplus or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                  (e) Neither the Company nor any of Aspen Insurance UK Limited ("Aspen U.K."), Aspen Insurance Limited ("Aspen Bermuda") and Aspen Specialty Insurance Company ("Aspen U.S."; and together with Aspen U.K., Aspen Bermuda, the "Designated Subsidiaries") hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the Prospectus, are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders' equity or business prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (f) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Insurance Limited, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to



                                       3
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         be so qualified in any such jurisdiction, except where the failure to so qualify would not result in a Material Adverse Effect; and except for Aspen (UK) Holdings Limited ("Aspen U.K. Holdings"), Aspen Insurance UK Services Limited ("Aspen U.K. Services"), Aspen U.S. Holdings, Inc. ("Aspen U.S. Holdings"), Aspen Specialty Insurance Management Inc. ("Aspen Specialty"), Aspen Insurance U.S. Services Inc. ("Aspen U.S. Services") and Aspen Re America, Inc. ("Aspen Re America") each of which is immaterial and not a "significant subsidiary" of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company.

                  (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares which have not been complied with; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Stock or any other class of capital stock of the Company (except for the 3,781,120 options issued to Wellington Underwriting plc and the 3,006,760 options issued to the Names' Trustees Limited (collectively the "Investor Options") and options issued pursuant to the Company's share incentive plan); except as disclosed in the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda and of the United States; and except as disclosed in the Prospectus, no party has the right to require the Company to register securities;

                  (h) This Agreement has been duly authorized, executed and delivered by the Company;

                  (i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;

                  (j) There are no currency exchange control laws or withholding taxes, in each case of Bermuda or the United Kingdom (or any political subdivision or taxing authority thereof) that would be applicable to the payment of dividends (i) on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes or (ii) by any of the Company's subsidiaries to the Company; the Bermuda Monetary Authority (the "BMA") has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Shares being offered pursuant to the Registration Statement, as long as they are listed on the New York Stock Exchange (the "NYSE"), to and among persons who are non-residents of Bermuda for exchange control purposes



                                       4
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         (including permission for the issue and free transferability of up to
         20% of the Shares to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are "exempted companies" under Bermuda law and have not (i) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (ii) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (iii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (iv) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (v) conducted their business in a manner that is prohibited for "exempted companies" under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Shares, or its status as an "exempted company";

                  (k) The issue and sale of the Shares to be sold by the Company hereunder, the execution, delivery and performance of this agreement (the "Agreement"), the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document (any such document, a "Constitutional Document"), as the case may be, of the Company or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (ii), as would not, individually or in the aggregate, result in a Material Adverse Effect;

                   (l) No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the "Governmental Authorizations") is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares



                                       5
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         by or for the account of the Underwriters, (D) such consents, approvals or authorizations required by the NYSE in connection with the listing of the Shares, (E) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (F) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA;

                  (m) Except as disclosed in the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements that are filed as exhibits to the Registration Statement are in full force and effect; neither the Company nor any of the Designated Subsidiaries is (i) in violation of any of its Constitutional Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents;

                  (n) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof;

                  (o) The Company has no knowledge of any threatened or pending downgrading of the rating accorded the Company or any of the Designated Subsidiaries' financial strength or claims-paying ability by A.M. Best Company, Inc., Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc., and Moody's Investors Services, Inc., the only "nationally recognized statistical rating organizations," as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act which currently rate the claims-paying ability of one or more of the Designated Subsidiaries; and no such organization currently rates any securities of the Company or any of its subsidiaries;

                  (p) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");



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                  (r) Each of the Designated Subsidiaries and Aspen Specialty is
         duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "Insurance Laws"), of each jurisdiction in which the conduct of its existing business as described in the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Designated Subsidiaries and Aspen Specialty has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the Prospectus, each of the Company, the Designated Subsidiaries and Aspen Specialty has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company, the Designated Subsidiaries or Aspen Specialty has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company, the Designated Subsidiaries or Aspen Specialty to conduct its existing business as described in the Prospectus; and except as otherwise described in the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries;

                  (s) Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (t) Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other



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         jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not individually or in the aggregate result in a Material Adverse Effect;

                  (u) (i) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen U.S., Aspen U.K. and Aspen U.K. Services, in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (ii) to the Company's knowledge, any tax returns required to be filed by Aspen U.S., Aspen U.K. and Aspen U.K. Services in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from Aspen U.S. have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case (i) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (ii) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (A) any of them was characterized as a "personal holding company" as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the "Code"), (B) any of them other than Aspen Specialty, Aspen U.S., Aspen U.S. Holdings, Aspen U.S. Services and Aspen Re America (collectively, the "U.S. Subsidiaries") was characterized as engaged in a U.S. trade or business, and (C) any of them other than Aspen U.K., Aspen U.K. Holdings and Aspen U.K. Services (collectively, the "U.K. Subsidiaries") was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom; no deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' taxes is pending or, to the best of the Company's knowledge, threatened; and there is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries;

                  (v) Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Prospectus under the caption "Material Tax Considerations--Taxation of Aspen Holdings and Subsidiaries--Bermuda," and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government;

                  (w) Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the caption "Material Tax Considerations," the Company does not believe (i) that either the Company or any of its subsidiaries currently should be, or upon the sale of the Shares herein contemplated should be, (A) treated as a "passive foreign investment company" as defined in Section 1297(a) of the Code, (B) considered a "foreign personal holding company" as defined in Section 552 of the Code, (C)



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         characterized as a "personal holding company" as defined in Section 542 of the Code, (D) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of
         Section 864(b) of the Code (although the Internal Revenue Service may be able to successfully assert that Aspen U.K. has a U.S. trade or business and a U.S. permanent establishment as a result of the binding authorities granted to Wellington Underwriting Inc. by Aspen U.K. and likely will be able to successfully assert that Aspen U.K. has a U.S. trade or business and a permanent establishment as a result of the binding authorities granted to Aspen Re America by Aspen U.K.), or (E) except for the U.K. Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (ii) that any U.S. person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Company or any of its foreign subsidiaries; and to the best of the Company's knowledge, in the event that the Internal Revenue Service was successful in asserting that Aspen U.K. has a U.S. trade or business as a result of the binding authorities granted to Wellington Underwriting Inc. and Aspen Re
         America by Aspen U.K., it would not result in a Material Adverse
         Effect;

                  (x) Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that the related person insurance income of either of Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company's gross insurance income for any taxable year in the foreseeable future;

                  (y) The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement and Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement and Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement;

                  (z) The financial statements of Syndicates 2020 and 3030 (including the related notes and supporting schedules) included in the Prospectus and the Registration Statement present fairly in all material respects the identifiable underwriting assets and liabilities of the Syndicates Business (as defined in the Prospectus) as of December 31, 2000, 2001 and 2002, and its underwriting results and its identifiable underwriting cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with U.S. GAAP;



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

                  (aa) KPMG Audit Plc, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

                  (bb) The issue and sale of the Shares by the Company and the consummation of the transactions contemplated by this Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth herein, will not, subject to Section 39A(2A) of the Companies Act 1981, constitute unlawful financial assistance by the Company under Bermuda law.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of [ ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,428,600 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company as set forth in Schedule A hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Lead Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $1,000 on the Closing Date.

         3. (a) Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         (b) Each Underwriter represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing of the offering of the Shares, will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Shares in circumstances in which section 21(1) of the FMSA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Lead Representatives may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Lead Representatives, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Lead Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on December __, 2003, or such other time and date as the Lead Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Lead Representatives in the written notice given by the Lead Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Lead Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the "Closing Location"), and the Shares will be delivered as specified in Section (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 2 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.       The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws or Blue Sky laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

                  (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the exercise, conversion or exchange of exercisable, convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

                  (f) So long as required under the Company's bye-laws, to comply with the periodic reporting and related disclosure requirements, including the filing of periodic reports on Forms 10-K, 10-Q and 8-K that are applicable to a U.S. domestic private issuer whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and so long as required under the Company's bye-laws, the audited financial statements contained in such annual reports and unaudited quarterly financial information contained in such quarterly reports will be prepared in accordance with U.S. GAAP and will include "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the relevant periods;

                  (g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (h) To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE;

                  (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

                  (j) To file with the Commission such information as may be required by Rule 463 under the Act.

         6. The Company covenants and agrees and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement (excluding the fees of the counsels retained by the Underwriters) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel not to exceed $5,000); (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, including reasonable fees and disbursements of counsel incurred on behalf of the QIU (such fees and disbursements of counsel not to exceed $30,000); (vi) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof); (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) a fee in the amount of $1,000 payable to Goldman, Sachs & Co., as the QIU; (x) for all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, including the cost of any private aviation and (xi) all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8, 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) Each of Aspen U.S. Holdings, Aspen U.S. Services,
                  Aspen Re America and Aspen Specialty is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own, lease and operate its existing properties and to conduct its existing business, in each case as described in the Prospectus; all of the issued shares of capital stock of Aspen U.S. Holdings, Aspen U.S. Services, Aspen Re America and Aspen Specialty have been duly and validly authorized and issued, are fully paid and non-assessable, and based solely upon such counsel's review of the share register or, in the absence of such share register, share certificate(s) and relevant board resolutions of each such subsidiary, are registered under the name of Aspen U.K. Holdings or its subsidiaries;

                           (ii) Aspen Specialty has all permits, licenses and
                  authorizations necessary under the laws, rules and regulations of the United States and the Commonwealth of Massachusetts (including, without limitation, any Insurance Laws) to conduct its existing business as described in the Prospectus except where the failure to have such permits, licenses or authorizations would not, individually or in the aggregate, result in a Material Adverse Effect;

                           (iii) Assuming the due authorization by the Company
                  of this Agreement, to the extent that execution and delivery are matters of New York law, this Agreement has been duly executed and delivered by the Company;

                           (iv) Under the laws of the State of New York relating
                  to personal jurisdiction, the Company has, pursuant to Section 15 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 15 hereof; and service of process effected on such agent in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over the Company;

                           (v) To such counsel's knowledge, there are no United
                  States federal, State of New York or Commonwealth of Massachusetts legal or governmental proceedings pending or threatened against the Company or any of its Designated Subsidiaries, or to which the Company or any of its Designated Subsidiaries or any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus and are not so described;

                           (vi) Neither the execution, delivery and performance
                  of this Agreement, nor the compliance by the Company with all of the provisions of this Agreement, nor the consummation of the transactions herein contemplated, including the issue and sale of the Shares by the Company at the Time of Delivery, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule I(a), nor will such action result in any violation of the provisions of any Constitutional Document of Aspen U.S. Holdings, Aspen Specialty, Aspen U.S. Services or Aspen Re America, or any statute or any order, rule or regulation known to such counsel (other than state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters, as to which such counsel need not express opinion) of any United States Federal or New York State Governmental Agency or Massachusetts Governmental Agency having jurisdiction over the Company or any of such subsidiaries or any of their properties;

                           (vii) No Governmental Authorization of the United
                  States or the State of New York or the Commonwealth of Massachusetts is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications (A) as have been obtained and (B) as may be required under state securities or Blue Sky laws or insurance securities laws (as to which such counsel need not express opinion) in connection with the purchase and distribution of the Shares by the Underwriters;

                           (viii) The statements set forth in the Prospectus
                  under the captions "Regulatory Matters--U.S. Regulation," "Regulatory Matters--Operations of Aspen U.K. and Aspen Bermuda," "Material Tax Considerations--Taxation of Aspen Holdings and Subsidiaries--United States," "Material Tax Considerations--Taxation of Shareholders--United States Taxation," "Description of Share Capital--Differences in Corporate Law," "Description of Share Capital--Registration Rights Agreement," and in the fifth, sixth and seventh paragraphs under the caption "Shares Eligible for Future Sale," insofar as such statements purport to describe the provisions of the documents referred to therein and the laws of the United States and the State of New York and the Delaware General Corporation Law, fairly summarize such provisions of documents or such laws in all material respects;

                           (ix) The Company is not, and after giving effect to
                  the offering and sale of the Shares to be issued and sold by the Company under this Agreement and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, required to register as an

                  "investment company," as such term is defined in the Investment Company Act; and

                           (x) (A) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and the notes thereto or related statements, supporting schedules and other financial information included or referred to therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those referred to in the opinion in subsection
                  (viii) of this Section 7(c);

                           (B) To the knowledge of such counsel, there are no
                  agreements, contracts, indentures, leases or other instruments of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.

                           Such counsel will also indicate that in the course of
                  the preparation by the Company of the Registration Statement and the Prospectus, they have participated in conferences with certain officers and employees of the Company, with representatives of KPMG Audit plc, independent auditors for the Company, and with representatives of and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and at which they reviewed certain corporate records, documents and proceedings. Although they have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as stated expressly in subsection (viii) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express view with respect to the financial statements and the notes thereto or the related statements, supporting schedules and other financial information included or referred to therein or omitted therefrom.

                           In rendering such opinion, such counsel may state
                  that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In rendering the opinion in subsection (vi) of this Section 7(c), such counsel need not express any opinion, however, as to whether or not the execution, delivery or performance by the Company of this Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

                  (d) Appleby Spurling & Kempe, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) Each of the Company and Aspen Bermuda is an
                  exempted company incorporated with limited liability and existing under the laws of Bermuda; each of the Company and Aspen Bermuda possess the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda; each of the Company and Aspen Bermuda has full corporate power and authority and all permits, licenses and authorizations required by Bermuda law (which remain in full force and effect) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; Aspen Bermuda is duly registered as a Class 4 insurer under The Insurance Act 1978 and the regulations promulgated thereunder (together, the "Insurance Act") and, accordingly, Aspen Bermuda is subject to regulation and supervision in Bermuda and has Bermuda regulatory authority to conduct the insurance business as described in the Prospectus; and based solely on the Aspen Bermuda Certificates of Compliance, Aspen Bermuda has filed with the appropriate Bermuda governmental authority (including regulatory authority) all reports, documents and other information required to be filed under the Insurance Act;

                           (ii) The authorized, issued and outstanding share
                  capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans as referred to in the Prospectus; based solely on the Company's Register of Shareholders, Aspen Bermuda's Register of Shareholders and resolutions of the Company: (A) all of the issued shares of capital stock of each of the Company and Aspen Bermuda have been duly and validly authorized and issued and are fully paid and non-assessable (collectively, the "Outstanding Shares"), (B) all of the issued shares of Aspen Bermuda are registered solely in the name of the Company; and
                  (C) none of the Outstanding Shares were issued in violation of the pre-emptive or other similar rights of any shareholder of the Company or Aspen Bermuda; and the authorized share capital of the Company and the Shares conform as to legal matters to the descriptions thereof contained in the Prospectus;

                           (iii) Registered holders of fully paid shares of the
                  Company will bear no personal liability for debts or obligations of the Company, under the laws of Bermuda, as a result of their status as shareholders of the Company;

                           (iv) The Company has all requisite corporate power
                  and authority to (A) execute and file the Registration Statement with the Commission under the Act, (B) enter into, execute or issue (as the case may be), deliver and perform its obligations under this Agreement, (C) issue the Shares pursuant to this Agreement and (D) to take all action as may be necessary to complete the transactions contemplated hereunder;

                           (v) The (A) execution and filing of the Registration
                  Statement with the Commission under the Act and (B) execution or issuance, delivery and performance by the Company of this Agreement and the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company;

                           (vi) This Agreement has been duly executed and
                  delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Registration Statement has been duly executed by or on behalf of the Company;

                           (vii) Except as otherwise provided in this paragraph,
                  no consent, approval, license, order or authorization or filing with, or other act by or in respect of, any Governmental Agency of Bermuda is required to be obtained by the Company in connection with (A) the authorization, execution or filing of the Registration Statement and (B) the execution, delivery or performance by the Company of this Agreement including, without limitation, the issue and sale of the Shares to the Underwriters and the consummation by the Company of the transactions contemplated by this Agreement, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of this Agreement:

                                    (A) the permission of the BMA is required
                           and a letter of permission has been issued for (x) the "issue and free transferability of the Shares in the Company being offered pursuant to the Registration Statement, as long as the Shares are listed on an appointed stock exchange (as defined in the Bermuda Companies Act 1981), to and among persons who are non-residents of Bermuda for exchange control purposes" and (y) the "issue and free transferability of up to 20% of the Shares to and among persons who are resident of Bermuda for exchange control purposes", and

                                    (B) pursuant to the requirements of Part III
                           of the Companies Act 1981 (the "Companies Act"), the Company is required to file with the Registrar of Companies a copy of the Prospectus signed by or on behalf of all the Directors of the Company prior to or as soon as reasonably practicable after publication of the Prospectus;

                           (viii) The Shares to be sold and transferred to the
                  Underwriters under this Agreement have been duly authorized and when delivered to the

                  Underwriters against payment therefor in accordance with the terms of this Agreement will be validly issued, fully paid, non-assessable shares of the Company and will be free of any pre-emptive or similar rights;

                           (ix) The form of the certificate for the Shares
                  conforms with the requirements of Bermuda law;

                           (x) The execution, delivery and performance by the
                  Company of this Agreement and the transactions contemplated hereunder including, without limitation, the issue of the Shares to the Underwriters, do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Company's Constitutional Documents;

                           (xi) The transactions contemplated by this Agreement
                  are not subject to any currency deposit or reserve requirements in Bermuda; and each of the Company and Aspen Bermuda has been designated as "non-resident" for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under this Agreement or for the payment by the Company of dividends or other distributions to shareholders in respect of the Shares or other securities of the Company or the payment by Aspen Bermuda of dividends or other distributions to the Company;

                           (xii) The financial obligations of the Company under
                  this Agreement rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application;

                           (xiii) The choice of the laws of the State of New
                  York as the proper law to govern this Agreement is a valid choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of this Agreement in proceedings brought before them in relation to this Agreement, provided that (A) the point is specifically pleaded; (B) such choice of law is valid and binding under the laws of the State of New York; and (C) recognition would not be contrary to public policy as that term is understood under Bermuda law;

                           (xiv) The submission by the Company to the
                  jurisdiction of a New York Court pursuant to this Agreement is not contrary to Bermuda law and would be recognized by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of such New York Court, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York;

                           (xv) The appointment by the Company of CT Corporation
                  System as agent for the receipt of any service of process in respect of any New York Court in connection with any matter arising out of or in connection with this Agreement is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment;

                           (xvi) A final and conclusive judgment of a competent
                  foreign court against the Company based upon this Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to New York Courts) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

                                    (A) the court which gave the judgment was
                           competent to hear the action in accordance with private international law principles as applied in Bermuda; and

                                    (B) the judgment is not contrary to public
                           policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law;

                           Enforcement of such a judgment against assets in
                  Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the BMA has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation; no stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment; and court fees will be payable in connection with proceedings for enforcement;

                           (xvii) According to the records maintained in the
                  Register of Companies at the office of the Registrar of Companies as revealed by such counsel's search of the Company and Aspen Bermuda on ________, 2003 (the "Company Searches"), the current address of the registered office of each of the Company and Aspen Bermuda is Cannon's Court, 22 Victoria Street, Hamilton HM 12, Bermuda;

                           (xviii) Neither the Company nor any of its assets or
                  property enjoys, under Bermuda law, immunity on the grounds of sovereignty or otherwise from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under this Agreement;

                           (xix) Based solely upon the Company Searches and such
                  counsel's search of the Company and Aspen Bermuda in the Supreme Court Causes Book maintained at the Registry of the Supreme Court of Bermuda on ________, 2003, (A) no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or Aspen Bermuda or against or affecting any of their respective properties, rights, revenues or assets, and (B) no notice to the Registrar of Companies of the passing of a resolution of members or creditors of either the Company or Aspen Bermuda to wind up said company, or the appointment of a liquidator or receiver has been given, and no petition to wind up the Company or Aspen Bermuda, or application to reorganize the affairs of either the Company or Aspen Bermuda pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court of Bermuda;

                            (xx) Each of the Company and Aspen Bermuda has
                  received an assurance from the Ministry of Finance granting an exemption, until March 28, 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company or Aspen Bermuda; there are, subject as otherwise provided in this opinion, no capital gains, income, withholding or other Bermuda taxes, stamp or issuance or transfer taxes, recording, registration or documentary taxes, duties or similar charges now due, or which could in the future become due, including payable by or on behalf of the Underwriters to Bermuda in connection with (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated herein or (C) the execution, delivery, performance or enforcement of this Agreement or the transactions contemplated hereunder, or in connection with the admissibility in evidence thereof; and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make hereunder or the payment by the Company of dividends or other distributions to shareholders in respect of the Shares or other securities of the Company or the payment by Aspen Bermuda of dividends or other distributions to the Company;

                           (xxi) All dividends and other distributions declared
                  and payable on the shares of the share capital of the Company may under the current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any Governmental Authorizations in Bermuda; and Aspen Bermuda is (subject to the provisions of the Companies Act 1981 of Bermuda) not currently prohibited by any Bermuda law or Governmental Agency, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its share capital, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as summarized in the Registration Statement;

                           (xxii) In order to ensure the legality, validity,
                  enforceability or admissibility in evidence of the Prospectus or this Agreement, it is not necessary that any document be filed, recorded or enrolled with any Bermuda Governmental Agency or that any stamp duties, registration or similar tax or charge be paid in Bermuda;

                           (xxiii) Charges over the assets of Bermuda companies
                  (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which are granted by or to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Companies Act; registration under the Companies Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft registered in Bermuda; registration under the Companies Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected, however, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Companies Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after July 1, 1983, which are not registered; and such counsel has searched the Register of Charges maintained by the Registrar of Companies in Bermuda against the respective names of the Company and Aspen Bermuda, which search has disclosed no charges over the shares or any of the assets of the Company or Aspen Bermuda, it being understood that registration of charges is not compulsory and charges may exist over the shares or assets of the Company and Aspen Bermuda without having been registered;

                           (xxiv) The statements contained in the Prospectus
                  under the captions "Risk Factors," "Dividend Policy," "Regulatory Matters--Bermuda Regulation", "Regulatory Matters--Certain Other Bermuda Law Considerations," "Principal Shareholders," "Material Tax Considerations--Taxation of Aspen Holdings and Subsidiaries--Bermuda," "Material Tax Considerations--Taxation of Shareholders--Bermuda Taxation" and "Description of Share Capital" and "Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters" insofar as they purport to describe the provisions of the Constitutional Documents of the Company or Aspen Bermuda or the laws of Bermuda referred to therein are accurate and correct in all material respects;

                           (xxv) Under Bermuda law, the Underwriters will not be
                  deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, execution, delivery, performance or enforcement of this Agreement or the transactions contemplated hereby; and it is not necessary under Bermuda law that the Underwriters be authorized, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of this Agreement; and

                           (xxvi) The consummation of the transactions
                  contemplated by this Agreement (including but not limited to the issue and sale of the Shares by the Company and any actions taken pursuant to the indemnification and contribution provisions contained in this Agreement) will not, subject to
                  Section 39A(2A) of the Companies Act, constitute unlawful financial assistance by the Company under Bermuda law.

                  (e) LeBoeuf, Lamb, Greene & MacRae, L.L.P., U.K. counsel for the Company satisfactory to you, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) Each of the U.K. Subsidiaries is validly existing
                  in the United Kingdom as a limited liability company under the Companies Act 1985 with corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                           (ii) All of the issued share capital of the U.K.
                  Subsidiaries is fully paid and is owned directly or indirectly by the Company;

                           (iii) Each of the U.K. Subsidiaries has all material
                  permits, licenses and authorizations necessary under the laws, rules and regulations of the United Kingdom, including in the case of Aspen U.K. being duly authorized by the U.K. Financial Services Authority, to conduct its business as described in the Prospectus;

                           (iv) The issue and sale of the Shares to be sold by
                  the Company hereunder, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in any violation of the provisions of any Constitutional Document of the U.K. Subsidiaries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument set forth on
                  Schedule I(b); and

                           (v) The statements set forth in the Prospectus under
                  the captions "Risk Factors," "Regulatory Matters--U.K. Regulation," and "Material Tax Considerations--Taxation of Aspen Holdings and Subsidiaries--United Kingdom," insofar as they purport to describe the provisions of the documents and the laws of the United Kingdom referred to therein, fairly summarize such provisions or documents in all material respects.

                           In rendering the opinion in subsection (v) of this
                  Section 7(e), such counsel need not express any opinion, however, as to whether or not the execution, delivery or performance by the Company of this Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

                  (f) On the date of the Prospectus of a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG Audit Plc shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Lead Representatives;

                  (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business (exclusive of reinsurance treaties and insurance policies covering third-party risks) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock, capital or surplus or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (i) or (ii), is in the judgment of the Lead Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the financial strength or claims paying ability of the Company or any of the Designated Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the financial strength or claims paying ability of the Company or any of the Designated Subsidiaries; and no such organization currently rates any securities of the Company or any of its subsidiaries;

                  (i) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE;
         (iii) a general moratorium on commercial banking activities in New York, London or Bermuda declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Bermuda;
         (iv) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Shares or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Bermuda or the declaration by the United States, the United Kingdom or Bermuda of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom, Bermuda or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Lead Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (j) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;

                  (k) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section, and as to such other matters as you may reasonably request; and

                  (m) The "lock-up" agreements, each substantially in the form of Annex I hereto, from certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Representatives expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

         (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

         (c) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 2 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

         10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notify you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Sections 8 and 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any controlling person, and shall survive delivery of and payment for the Shares.

         12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6, 8 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6, 8 and 9 hereof.

         13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Lead Representatives on behalf of you.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Lead Representatives in care of (i) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010,
Attention: Transactions Advisory Group and (ii) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8, 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the "Indemnitee") against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         17. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         18. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

         19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         20. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                     Very truly yours,

                                     Aspen Insurance Holdings Limited



                                     By:  ________________________________
                                          Name:
                                          Title:

Accepted as of the date hereof:

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
UBS Securities LLC
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.
Keefe, Bruyette & Woods, Inc.




By:
    ------------------------------------------------------
                          (Credit Suisse First Boston LLC)


By:
    ------------------------------------------------------
                          (Goldman, Sachs & Co.)




          On behalf of each of the Underwriters

                                   SCHEDULE A

                                                                                                  NUMBER OF OPTIONAL
                                                                                                     SHARES TO BE
                                                                         TOTAL NUMBER OF             PURCHASED IF
                                                                           FIRM SHARES              MAXIMUM OPTION
                            UNDERWRITER                                  TO BE PURCHASED               EXERCISED
                            -----------                                  ----------------         -------------------
Credit Suisse First Boston LLC .................................
Goldman, Sachs & Co.............................................
Deutsche Bank Securities Inc....................................
UBS Securities LLC..............................................
Dowling & Partners Securities, LLC..............................
Fox-Pitt, Kelton Inc............................................
Keefe, Bruyette & Woods, Inc. ..................................


































                                                                         ----------------         -------------------

                  Total.............................................     ================         ===================


                                                                   SCHEDULE I(a)

1. Third Amended and Restated Registration Rights Agreement dated as of November 14, 2003 among the Company and each of the persons listed on
     Schedule 1 thereto

2. Three-Year Credit Agreement dated as of August 26, 2003 among the Company, Barclays Bank plc and the Lenders named therein

3. 364-Day Credit Agreement dated as of August 26, 2003 among the Company, Barclays Bank plc and the Lenders named therein

                                                                   SCHEDULE I(b)


1.   Option Instrument for Non-Voting Ordinary Shares

2. Amended and Restated Shareholders Agreement, dated as of September 30, 2003 among the Registrant and each of the persons listed on Schedule A thereto

3. Management Services Contract dated June 21, 2002 between Christopher O'Kane and Aspen Insurance U.K. Services Limited

4. Management Services Contract dated June 21, 2002 between Sarah Davies and Aspen Insurance UK Services Limited

5. Management Services Contract dated June 21, 2002 between David May and Aspen Insurance UK Services Limited

6. Quota Share Agreement between Syndicate 3030 and Aspen Insurance UK Limited, dated October 21, 2003 reflecting the slip agreement entered into on June 12, 2002

7. Qualifying Quota Share Agreement between Wellington Underwriting, Syndicate 2020 and Aspen Insurance UK Limited dated April 15, 2003

8. Property Risk Excess of Loss Reinsurance Quota Share Treaty between Aspen Insurance UK Limited and Montpelier Reinsurance Ltd., dated June 20, 2002

9. Quota Share Treaty of Wellington Underwriting Inc. Property Business between Aspen Insurance UK Limited and Montpelier Reinsurance Ltd., dated June 20, 2002

10. Quota Share Treaty of Wellington Inc. Auto Liability Business between Aspen Insurance UK Limited and Montpelier Reinsurance Ltd., dated June 20, 2002

                                                                         ANNEX I

                            FORM OF LOCK-UP AGREEMENT



                        ASPEN INSURANCE HOLDINGS LIMITED

                                LOCK-UP AGREEMENT


                                                                       [ ], 2003

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
UBS Securities LLC
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.
Keefe, Bruyette & Woods, Inc.

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY  10010

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re:  Aspen Insurance Holdings Limited - Lock-Up Agreement
              ----------------------------------------------------

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in
Schedule I to such agreement (collectively, the "Underwriters"), with Aspen Insurance Holdings Limited, a Bermuda company (the "Company"), providing for a public offering (the "Public Offering") of the ordinary shares of the Company (the "Shares") pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares in the Public Offering pursuant to the Underwriting Agreement, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the Public Offering and continuing to and including the date 180 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any ordinary shares of the Company ("Ordinary Shares"), or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to an affiliate (as defined in Rule 405 under the United States Securities Act of 1933, as amended) of the undersigned, provided that the affiliate agrees to be bound in writing by the restrictions set forth herein or (iv) with the prior written consent of Credit Suisse First Boston LLC and Goldman, Sachs & Co. on behalf of the Underwriters. The undersigned is, and, except as contemplated by clause (i), (ii), (iii) or
(iv) above, for the duration of this Lock-Up Agreement will be, the registered holder of the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                               Very truly yours,

                               ----------------------------------------
                               Exact Name of Shareholder

                               ----------------------------------------
                               Authorized Signature

                               ----------------------------------------
                               Title



                                       2